Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, no par value, of A.C. Moore Arts & Crafts, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

June 8, 2009

GLENHILL ADVISORS, LLC

By: /s/ GLENN J. KREVLIN
Name: Glenn J. Krevlin
Title: Managing Member

/s/ GLENN J. KREVLIN
Name: Glenn J. Krevlin

GLENHILL CAPITAL MANAGEMENT, LLC

By: GLENHILL ADVISORS, LLC
Managing Member

By: /s/ GLENN J. KREVLIN
Name: Glenn J. Krevlin
Title: Managing Member

GLENHILL CAPITAL LP

By: GLENHILL CAPITAL MANAGEMENT, LLC
General Partner

By: GLENHILL ADVISORS, LLC
Managing Member

By: /s/ GLENN J. KREVLIN
Name: Glenn J. Krevlin
Title: Managing Member

GLENHILL CAPITAL OVERSEAS MASTER FUND LP

By: GLENHILL CAPITAL OVERSEAS GP, LTD
General Partner

By: GLENHILL CAPITAL MANAGEMENT, LLC
Sole Shareholder

By: GLENHILL ADVISORS, LLC
Managing Member

By: /s/ GLENN J. KREVLIN
Name: Glenn J. Krevlin
Title: Managing Member